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                                    [LOGO]

                           NETWORK ACCESS AGREEMENT


PSINet Inc.               Purchaser: EarthLink Network, Inc.
510 Huntmar Park Drive         3100 New York Drive
Herndon, VA 22070              Pasadena, CA 91107
703.904.4100                   818.296.2400
703.904.4200 (fax)             818.296.4161 (fax)

Business Contact:              Contact: Garry Betty
Phone/Fax:                     Phone/Fax: 818 296 2408
Business Contact:              Business Contact: Same
Title/Phone/Fax:               Title/Phone/Fax: President/CEO, fax 818 296 4161:


THIS AGREEMENT is made between PSINet Inc., a corporation incorporated under the laws of the State of New York and having its principal place of business at 510 Huntmar Park Drive, Herndon, Virginia 22070 ("PSINet"), and the wholesale customer of PSINet's wide-area computer network system ("EarthLink" or "Purchaser") as specified above.

WITNESSETH:

WHEREAS, Purchaser desires to obtain from PSINet network access for the benefit of Purchaser's customers desiring access at speeds up to 128Kbps (hereinafter, "Customers"); and

WHEREAS, PSINet is willing and able to provide such access;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree, intending to be legally bound, as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement and for purposes of the Exhibits hereto:

1.2     "HOST" shall mean a computer with a Network address (IP address).

1.3 "NETWORK" shall mean the combination of computer hardware, computer software programs and data transmission facilities operated by PSINet which will permit computers operated by Purchaser's Customers to communicate with

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PSINet/EarthLink
Network Access Agreement           Page: 1                               7/24/96

* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.

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        computers at remote locations which are operated by others and to provide access to Internet.

1.4 "POP" shall mean a Network point-of-presence where PSINet equipment will be located and these POPs will be positioned throughout the world in order to permit authorized users to access the Network by telephone.

1.5     "PSINET CUSTOMER" will be EarthLink's non-dedicated
        (non-static-addressed) or non-LAN dial-up customers designated by EarthLink as having their principal dial-up access through PSINet's dial-up network in the U.S. and Canada.

1.6 "NON-PSINET CUSTOMER" will be EarthLink's dial-up customers designated by EarthLink as having their principal dial-up access through another network than PSINet's, whether it be EarthLink's own network, or another of EarthLink's network vendors.

1.7 "CUSTOMER" will be a customer of EarthLink, whether a "PSINet Customer" or "Non-PSINet Customer".

2.      INTERNET CONNECTION SERVICES.

2.1 GENERAL. PSINet agrees to provide Purchaser with dialup (also call "switched") telephone connection services for Purchaser's Customers to access the Network and the Internet. Purchaser and its Customers may access the Network from any PSINet POP in the United States and Canada. The fees to be paid by Purchaser to PSINet for such access services are set forth in Section 5.1.

2.2 PROVISION OF ACCESS. Throughout the term of this Agreement, PSINet shall provide Purchaser's Customers with the right to access at speeds up to 128 Kbps using standard telephone and ISDN lines, and use its Network at the levels then provided and supported by PSINet ("Access"). A recent estimated listing of Network POPs can be retrieved by sending electronic mail at 'pop-info@psi.com' or through access to PSINet's world-wide web site at 'http://www.psi.net'. PSINet reserves the right to install new POPs and/or to close existing POPs as it, in its sole discretion, deems appropriate. In the event PSINet deems it necessary to close an existing POP, PSINet shall provide Purchaser with sixty (60) days written notice thereof. Purchaser may order such Access on behalf of its present or future Customers and there shall be no limit on the number of Customers who may use the Network; provided, however, subject to the Service Level Agreement in Section 3.7 that PSINet may refuse service to Purchaser because there is insufficient capacity on the Network or in the POP to provide the Access amount requested.

2.2.1 TERMINATION OF ACCESS. PSINet shall terminate the Access rights of any Purchaser Customer as soon as is reasonably practicable upon written notice from Purchaser to do so or upon mutually agreed upon electronic process with receipt confirmed, but shall have no liability in connection therewith.

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PSINet/EarthLink
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2.2.2   ISDN SERVICE. PSINet shall make ISDN 64k and 128k Internet connection services available to Purchaser for Purchaser's dial-up customers. The fees to be paid by Purchaser for such services are set forth in Section 5.1.

3.      PURCHASER OBLIGATIONS.

3.1 PURCHASER RESPONSIBILITY FOR ITS CUSTOMERS. Purchaser shall be responsible for all Customer support, pricing and service plans, billing and collections with respect to its own Customers.

3.2 PURCHASER CONNECTION TO THE NETWORK. Purchaser may provide, at its own expense, the telecommunications circuit for its connection to the Network which shall run between the best suited PSINet POP (as determined by PSINet) and the Purchaser's operations center (which includes the local telephone company or Competitive Access Provider circuits). In addition, Purchaser may provide an estimate of the traffic it anticipates between Purchaser's network and PSINet's Network.

3.3     [INTENTIONALLY LEFT BLANK]

3.4     [INTENTIONALLY LEFT BLANK]

3.5 CUSTOMER EQUIPMENT. PSINet shall not be responsible for the installation, operation or maintenance of any computer equipment or computer software programs used by any Purchaser Customer.

3.6 OPTIONAL PEERING. In addition to the connection of Purchaser's network and PSINet's Network as set forth in Section 3.2, Purchaser may, but shall not be obligated to, provide telecommunications circuits interconnecting Purchaser's network with PSINet's network at a location agreed upon by the parties and, from time to time, in other locations. The parties will use these circuits only for traffic originating within one party's network (or the networks of its Customers) and destined only to the other party's network (or the networks of its Customers).

3.7 SERVICE LEVEL AGREEMENT. Purchaser will maintain a 90 day rolling forecast of predicted PSINet Customers at each POP, and provide this forecast to PSINet as requested. This forecast will include comparative historical numbers as they become available. Except as set forth in the section below, Purchaser will have no liability for the inaccuracy of this forecast.

        The number forecasted at each POP 60 days prior to a given day will give rise to mutual obligations for that day at that POP as follows:

             1. If the number of actual PSINet Customers for a given POP on a given day is greater than 110% of the number forecasted, no penalty or Service Level Agreement ("SLA") applies.

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PSINet/EarthLink
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             2. If the number of PSINet Customers on a given day is less than
                90% of the number forecasted, Purchaser will pay a penalty of *% above the applicable fees for that POP for that day.

             3. For each POP where neither 1 nor 2 applies, PSINet will be required to provide 99.5% availability for dial-in-access. For each day less than 99.5% availability is provided, Purchaser will be credited *** ********** ********* ***** ****** *** ****
                ****** ******** ******** ********* ******* ** **** ***. For
                example, if on April 2, 1997 Purchaser forecasted that there would be 910 PSINet Customers on the Smalltown POP, and the actual number of PSINet Customers on the Smalltown POP on June 1, 1997 were 1000, and the total number of PSINet
                Customers on June 30, 1997 were 155,001, and the availability of Smalltown POP fell below 99.5% on June 1, 1997, Purchaser would be credited ***** * ******* ** ******* for that service lapse.

        Purchaser will provide at least 60 days' notice if it decides to build a POP to service existing PSINet Customers in a particular city, provided the existing PSINet Customers for that POP exceed 5,000 customers.

4.      PSINET OBLIGATIONS.

4.1 QUALITY OF SERVICE. PSINet shall provide to Purchaser (for its Customers) Internet connection services that meet reasonable commercial standards, including, without limitation, with respect to accessibility, latency, packet loss, and throughput. For example, PSINet shall maintain throughput of 80% of nominal port speed (e.g. 23 Kbps for a 28.8 Kbps connection, 51 Kbps for a 64 Kbps single ISDN connection) 90% of the time. PSINet shall keep and maintain its Network in good condition and repair. The Network shall be properly maintained, serviced and upgraded by PSINet as it, in its sole discretion, shall determine is necessary in order to ensure connectivity to Purchaser Customers.

4.1.1   REPORTS AND INFORMATION REGARDING SERVICE.

4.1.1.1 ACCESS TO NETWORK MONITORING SYSTEMS. PSINet shall provide Purchaser with read-only access to all applicable network monitoring systems used by PSINet to monitor its network. Such access will permit Purchaser to determine availability at each POP.

4.1.1.2 PSINET NETWORK OUTAGES. PSINet shall provide to Purchaser prompt notification of any PSINet network outages that affect Purchaser's Customers. When possible, at least three days advance notice of planned outages shall be given to Purchaser so that Purchaser's Customers may be alerted.

4.1.1.3 SNMP ACCESS. PSINet shall provide to Purchaser SNMP access to
        PSINet's Network (i.e., direct read-only access to the dialup equipment, as well as, if


* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.

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PSINet/EarthLink
Network Access Agreement           Page: 4                               7/24/96


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possible, the devices used to provide backbone transport) with respect to
Purchaser's dial-up Customers, as soon as such access is practicable.

4.1.1.4 TECHNICAL INTERCONNECT. PSINet will develop a means to allow PSINet Customers to be authenticated via Purchaser's RADIUS serves in Purchaser's data center. PSINet Customers will be set up by Purchaser to log into PSINet's network with an "ELN/" in front of their username.

PSINet will provide real-time monitoring capabilities for Purchaser's technical and support staff to track access of PSINet Customers on PSINet's network. PSINet will provide 24X7 NOC-to-NOC support for Purchaser.

5.  PRICE AND PRICING TERMS.

5.1 CHARGES. Purchaser will pay PSINet the applicable monthly fee for each PSINet Customer who has access to PSI's network during a particular month. Where the PSINet Customer did not have access for the entire month, the monthly fee will be prorated. Where the PSINet Customer has signed up AND canceled Purchaser's service within an initial 30 day period, no monthly fee will be due PSINet for that PSINet Customer.

In addition to PSINet Customers, Purchaser will have customers who use Purchaser's own dial-up TCP/IP network or other networks provided by vendors other than PSINet. Purchaser will make reasonable efforts to ensure that it segregates customers to one network or another in a given billing month. However, for such Non-PSINet customers who access the PSINet network in a given month, PSINet will charge Purchaser $**** for each day such Non-PSINet customer accesses the PSINet network, but no more than the applicable flat monthly rate for each PSINet Customer.

For each PSINet customer in the United States, monthly charges to Purchaser shall be based upon the number of PSINet Customers, calculated at the end of each month, as follows:

      TIER       PRICE       VOLUME
       A         ******      0-10,000
       B         *****       10,001-125,000
       C         *****       125,001 +

For each PSINet Customer in Canada, the monthly charge to the Purchaser will be $**** more (U.S. dollars) than the price noted above. Canadian and US Customers will count together cumulatively for the purpose of determining Purchaser's pricing tier above.

The minimum volume required to maintain Tier C pricing shall increase according to the month from the period beginning April 30, 1997 until December 31, 1997, after which the minimum monthly volume necessary to maintain Tier C pricing shall remain at 250,000 Customers.


* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.


                                      5

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Month-ending Tier C minimum commitment table:

4/97        5/97        6/97        7/97        8/97        9/97        10/97        11/97        12/97

135,000     145,000     155,000     170,000     185,000     190,000     210,000      230,000      250,000


The applicable base charges above are applied to all PSINet Customers irrespective of the rate that previously was applied to each group of Customers. That is, when the volume threshold for a certain tier is reached, Purchaser shall be entitled to the pricing for that tier for all PSINet Customers (e.g. at and below that tier volume).

ISDN Service: Charges will be the same as above for ISDN 64K connection services. Charges will be twice the 64K rate for 128K service.

5.1.1 MOST FAVORED NATION. PSINet commits that the pricing provided to Purchaser will be at least as low as for comparable volume levels and similar services as that provided any other PSINet customer.

5.2 ADJUSTMENTS TO BASE CHARGE. When the number of PSINet Customers exceeds 500,000, PSINet and purchaser will begin good faith negotiations on new pricing terms.

5.3 MINIMUM COMMITMENT: On January 1, 1997, Purchaser's minimum monthly commitment to PSINet shall become $******* per month for each month of 1997. This minimum commitment will expire on December 31, 1997.

5.4 TAXES. Purchaser shall be liable for and shall reimburse PSINet for all taxes and related charges however designated, imposed in connection with or arising from the provision of access to the PSINet network by Purchaser or its Customers. This clause is intended to cover "per-subscriber" or "per-byte" charges targeted at the Internet traffic of Purchaser or its customers. These taxes will not include the following:

         -Taxes on T1 or PRI local loop lines to PSINet POPs
         -Taxes on PSINet's equipment or facilities
         -Taxes on PSINet's dedicated data circuits

5.5 INVOICES. PSINet shall invoice Purchaser monthly in arrears for all charges under this Agreement. Except where inapplicable per Section 5.9, all invoices will be payable within (30) days of receipt of invoice.
Delinquent payments are subject to a late payment charge at the annualized rate of prime plus four percent computed monthly (4%), or portion thereof, of the amount due (but not to exceed the maximum lawful rate). In the event
Purchaser shall fail to pay PSINet any amount due under this Agreement for a period of forty (40) days, PSINet, in addition to charging applicable delinquency fees, may discontinue providing to Purchaser and its Customers upon seven (7) days' prior written notice to Purchaser. PSINet shall resume providing Access immediately upon receipt of


* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.


                                      6

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such payment, and in such event Purchaser shall pay PSINet a reasonable reconnection fee. However, Purchaser shall not be deemed to be delinquent, nor may access be terminated, until Purchaser has exhausted the line of credit described in Section 5.9

5.6 CUSTOMER CHARGES. Purchaser is solely responsible for establishing and collecting its Customer charges for services it offers its customers through the Network and for preparing and mailing invoices to its Customers. Purchaser is responsible for payment of the total amounts invoiced it by PSINet regardless of whether Purchaser is paid by its Customers.

5.7 MARKETING REFERRALS. Until January 1, 1997, PSINet will provide Purchaser with the first opportunity to sell to all leads calling into PSINet inquiring about or seeking the purchase of non-dedicated, dial up Internet access. At Purchaser's discretion, such leads will be transferred telephonically directly to Purchaser's telemarketing group, where Purchaser will attempt to sell the lead a dial-up access account. Purchaser will pay PSINet a one-time bounty of $***** for each lead that signs up for services and remains a paying customer for more than 60 days. By 30 days after the end of each month, Purchaser shall provide PSINet an accounting of the number of leads received and the number successfully converted into sign-ups, along with payment of applicable bounties.

5.8 USAGE REPORTS. PSINet will provide full usage reports at the end of each day. These reports shall include detailed accounting of each Purchaser network customer (PSINet Customer or Non-PSINet Customer) login to PSINet's network. Additionally, PSINet and Purchaser will work to set up a system whereby Purchaser can track usage (connects and disconnects) in real time.

5.9 ADDITIONAL CONSIDERATION. In exchange for Purchaser issuing to PSINet the sum of 200,000 warrants to purchase the same number of shares of common stock of Purchaser (or the equivalent thereof to compensate for any changes in the capital structure of Purchaser between the time of grant and the time of exercise by PSINet, with 4 years to exercise), the exercise price to be the fair market value at the time of grant, PSINet will provide the following credit and rental facilities to Purchaser:

         1. A credit line for Purchaser's payables to PSINet hereunder according to these terms:

         - Up to $5,000,000
         - Accruing interest at prime plus 4% per annum
           Applied to payables beyond the 30 day payment term described above
         - Balloon payment at the end of the initial term hereof

         2. A commitment to a rental facility for $5,000,000 of equipment (owned or leased by PSINet) for deployment in Purchaser's network. Such rental charges shall include all costs, such as service maintenance, and shall be for equipment agreed to in advance by the parties.


* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.


                                      7

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                   The equipment shall be Sun servers, Ascend Max Hubs and
                   other network equipment. The maximum initial value of assets being rented shall not exceed $5,000,000 in value.

                   Rental agreement shall include Fair Market Value buyout provisions, a 3-year term and an effective rate of not more than prime plus 3% per annum.

                   Monthly rental payments will be due beginning 30 days after funding of Purchaser's IPO, or February 1, 1997, whichever is sooner.

        Terms of Purchaser's warrants shall include a term of 4 years;
        will provide for appropriate adjustments to the exercise price and number of shares which may be purchased in the event of stock splits, dividends and the like. In addition, PSINet shall receive registration rights in respect to the shares (the "Shares") issuable upon the exercise of the Warrants as described in the attached Exhibit "A". PSINet shall be entitled to receive financial information regarding the Company for so long as PSINet holds the Shares.

6.      TERM/EXTENSIONS/TERMINATION. The term of this Agreement shall be two
        (2) years, commencing on August 1, 1996 and ending July 31, 1998, and, unless either party notifies the other in writing not less than one-hundred eighty (180) days prior to the end of the initial term or any extension thereof, this Agreement shall be automatically renewed annually thereafter for a period of one year. Notwithstanding the foregoing, such termination notice shall not be given by either party prior to December 31, 1997.

        Either party may terminate this Agreement if such other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after receiving written notice of such breach; provided, however, that this notice period shall not apply to a termination by PSINet in accordance with the provisions of Section 5.5.

7. WARRANTIES EXCLUDED. EXCEPT AS EXPRESSLY PROVIDED HEREIN, PSINet MAKES NO WARRANTIES IN CONNECTION WITH ITS NETWORK OR THE PROVISION OF ACCESS AS CONTEMPLATED HEREIN, WHETHER WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE. PURCHASER'S SOLE AND EXCLUSIVE REMEDY SHALL BE PSINET'S OBLIGATION TO ADJUST THE FEES PAYABLE BY PURCHASER AS SET FORTH ELSEWHERE HEREIN.

8. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY ACTUAL, DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, PUNITIVE OR ANY OTHER DAMAGES OR FOR ANY LOST PROFITS OF ANY

                                  Page: 8

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        KIND OR NATURE WHATSOEVER, REGARDLESS OF THE FORESEEABILITY THEREOF,
        ARISING OUT OF THE PROVISION OF ACCESS OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT MATTERS OR ANY OTHER THEORY. NO ACTION OR PROCEEDING AGAINST EITHER PARTY MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES ARE RENDERED. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY. EITHER PARTY'S TOTAL LIABILITY FOR GROSS NEGLIGENCE DURING THE LIFETIME OF THIS AGREEMENT SHALL IN NO EVENT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000) IN THE AGGREGATE.

9. INDEMNIFICATION OF PSINET. Purchaser shall indemnify and hold harmless PSINet and PSINet's directors, officers, employees, agents and advisors from and against any and all claims of other persons or entities arising out of material, data, information or other content transmitted by Purchaser Customers or other acts or omissions of Purchaser and/or its Customers.

10.     CONFIDENTIAL INFORMATION.

10.1 Nondisclosure. If either party acquires Confidential Information of the other, such receiving party shall maintain the confidentiality of the disclosing party's Confidential Information shall use such Confidential Information only for the purposes for which it is furnished and shall not reproduce or copy it in whole or in part, except for use as authorized in this Agreement. Confidential Information shall mean all information of the disclosing party which it treats as confidential or proprietary. Confidential Information shall not include information which is or hereafter becomes generally available to others without restriction or which is obtained by the receiving party without violating the disclosing party's rights under this Article 10 or any other obligation of confidentiality. The terms and conditions of this Agreement shall constitute Confidential Information. The provisions in the Bilateral Nondisclosure Agreement executed between the parties on July 18, 1996 shall survive the execution and termination of this Agreement for any reason.

10.2 Duration. With respect to all Confidential Information, the parties' rights and obligations under this Article shall remain in full force and effect following the termination of this Agreement.

10.3 Ownership. All materials and records which constitute Confidential Information, other than service orders and copies of this Agreement, shall be and remain the property of, and belong exclusively to, the disclosing Party, and the receiving party agrees either to surrender possession of and turn over or to destroy all such Confidential Information which it may possess or control upon request of the disclosing party or upon the termination of this Agreement.

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10.4    Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach by any party of any provision of this Article 10, the other party will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this Section of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of this Article of this Agreement.

10.5 Legal Obligation to Disclose. Each party shall be released from its obligations under this Article 10 with respect to information which such party is required to disclose to others pursuant to obligations imposed by law, rule or regulation; provided, however, that prior to any such required disclosure, if practicable, such party provides written notice to and consults with the other party.

11.     MISCELLANEOUS.

11.1 Independent Parties/No Agency. The relationship of PSINet and Purchaser shall be that of independent third parties. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to contract for or bind any other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

11.2 Force Majeure. PSINet shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its control, including, without limitation, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of PSINet, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and PSINet shall act with dilligence to correct such force majeure.

11.3 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

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11.4  BENEFIT AND ASSIGNMENT. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto (which consent shall not be unreasonably delayed or withheld); and any purported assignment in violation of the foregoing shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

11.5 ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION: AUDIT. Each of the parties hereto agrees that it will, at any time, prior to, at or after the date hereof, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement. In addition, PSINet may, at reasonable intervals and upon reasonable notice to Purchaser, either by itself or by its outside audit firm, audit the relevant books, records and electronic data of Purchaser to assure proper payments have been made by Purchaser hereunder. PSINet shall bear the costs of each such audit unless the results of such audit show that Purchaser has underpaid PSINet by 5% or more, in which case the cost of such audit and the following correctional audit shall be borne by Purchaser.

11.6  NOTICES.

(a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), express air courier, charges prepaid, or facsimile addressed as follows:

                 To Purchaser: as provided above

                 To PSINet:

                       PSINet Inc.
                       510 Huntmar Park Drive
                       Herndon, Virginia 22070
                       Facsimile:  (703) 904-1608
                       Attn: Harold S. Wills, Chief Operating Officer

      or to such other address as either party shall have furnished to the other in writing.

(b) If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party after

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PSINet/EarthLink                                                      7/24/96
Network Access Agreement            Page: 11
      confirmation of receipt. Notwithstanding the foregoing, any payments made under this Agreement shall be deemed received only when actually received.

11.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and if such provision shall be wholly invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

11.8 SURVIVAL OF OBLIGATIONS. The parties' rights and obligations that, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or termination.

11.9 TITLES AND SUBTITLES. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.11 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without reference to its principles of conflicts of laws.

11.12 ENTIRE AGREEMENT/AMENDMENTS. This Agreement (including all Exhibits and the Bilateral Nondisclosure Agreement) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.







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PSINet/EarthLink                                                      7/24/96
Network Access Agreement            Page: 12

BOTH PARTIES REPRESENT AND WARRANT THAT THEY HAVE FULL CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND TO PERFORM THEIR OBLIGATIONS HEREUNDER, AND THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH:



Charles G. Betty
--------------------------------------------------------------------------------
Authorized Purchaser Representative/Title (please type or print)



/s/ Charles G. Betty                                                     7/22/96
--------------------------------------------------------------------------------
Purchaser Signature                                                      Date



Harold S. Wills
--------------------------------------------------------------------------------
Authorized PSINet Representative (please type or print)



/s/ Harold S. Wills                                                      7/22/96
--------------------------------------------------------------------------------
PSINet Representative Signature                                          Date







                                     [GRAPHICS]









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PSINet/EarthLink                                                      7/22/96
Network Access Agreement            Page: 13

                        AMENDMENT TO NETWORK ACCESS AGREEMENT

This Amendment to the Network Access Agreement (this "Amendment") is made as of this _____ day of October, 1996 between PSINet, a New York corporation and EarthLink Network, Inc., a Delaware corporation.

                                       RECITALS

    A. PSINet and EarthLink entered into that certain Network Access agreement for network access for the benefit of EarthLink's customers, on July 22, 1996.

    B. The parties wish to amend the Original Agreement to reflect certain revisions as discussed between the parties.

NOW, THEREFORE, in consideration of the mutual obligations in this Amendment and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

1. MODIFICATION OF CLAUSE 5.1. Clause 5.1 of the Original Agreement, titled Charges, specifically the third paragraph relating to monthly charges, is modified to read in its entirety as follows:

    Tier           Price          Volume
    ----           -----          ------

    A              ******         0-10,000
    B              *****          10,001-100,000
    C              *****          100,000+

    The fifth paragraph of Clause 5.1 is modified to read as follows:

The minimum volume required to maintain Tier C pricing shall increase according to the month from the period beginning July 30, 1997 until December 31, 1997, after which the minimum monthly volume necessary to maintain Tier C pricing shall remain at 165,000 Customers.

The sixth paragraph of Clause 5.1 is modified to read as follows:

7/97        8/97        9/97        10/97        11/97        12/97
100,000     110,000     120,000     135,000      150,000      165,000

2. MODIFICATION OF CLAUSE 5.3. Clause 5.3 of the Original Agreement, titled Minimum Commitment, is modified to read in its entirety as follows:

On January 1, 1998, Purchaser's minimum monthly commitment to PSINet shall become $******* per month for each month until expiring on July 31, 1998.

3. MODIFICATION OF CLAUSE 5.7. Clause 5.7 of the Original Agreement, titled Marketing Referrals, shall read as follows:

    Beginning December 1, 1996, and continuing through March 31, 1997, PSINet will provide Purchaser with the first opportunity to sell to all leads calling into PSINet inquiring about or seeking the purchase of non-dedicated, dial up Internet access. At Purchaser's discretion, such leads will be transferred telephonically directly to Purchaser's telemarketing group, where Purchaser will attempt to sell the lead a dial-up access


* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.

account. Purchaser will pay PSINet a one-time bounty of $***** for each lead that signs up for services and remains a paying customer for more than 60 days. By 30 days after the end of each month, Purchaser shall provide PSINet an accounting of the number of leads received and the number successfully converted into sign-ups, along with payment of applicable bounties.

    CANCELING CUSTOMERS. The following text is added to the Original Agreement as the second paragraph of Clause 5.7:

    Existing PSINet service customers who don't want to move to Mindspring or who are otherwise canceling the PSINet service will be offered by PSINet EarthLink as an alternative. If interested, PSINet will transfer or otherwise direct such customers to EarthLink's sales group to be closed.

4. CONTINUED EFFECT OF ORIGINAL AGREEMENT. All provisions of the Original Agreement, except as modified by this Amendment, shall remain in full force and effect and are hereby reaffirmed.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as the date first written above.

EARTHLINK NETWORK, INC.                PSINet, INC.

By: /s/ CHARLES G. BETTY               By: /s/ HAROLD S. WILLS
   --------------------------------       --------------------------------
   Charles G. Betty                       Harold S. Wills
   Chief Executive Officer                Title:
   EarthLink Network, Inc.                PSINet, Inc.
   3100 New York Drive                    510 Huntmar Park Drive
   Pasadena, California 91107             Herndon, Virginia 22070
   Phone (818) 296-2400                   Phone:
   Fax (818) 296-4161


* - Confidential portions of this exhibit have been omitted, marked with asterisks (*) and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.